   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1998



                                                      REGISTRATION NO. 333-63443


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                 PRE-EFFECTIVE


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                        DIAMOND OFFSHORE DRILLING, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                                                76-0321760
   (State or Other Jurisdiction                                                   (I.R.S. Employer
of Incorporation or Organization)                                              Identification Number)

 DIAMOND OFFSHORE DRILLING, INC.          WILLIAM C. LONG, ESQ.                       Copy to:
        15415 KATY FREEWAY              ACTING GENERAL COUNSEL AND            JAMES L. RICE III, ESQ.
       HOUSTON, TEXAS 77094                     SECRETARY                    WEIL, GOTSHAL & MANGES LLP
          (281) 492-5300                    15415 KATY FREEWAY               700 LOUISIANA, SUITE 1600
(Address, Including Zip Code, and          HOUSTON, TEXAS 77094                 HOUSTON, TEXAS 77002
 Telephone Number, Including Area             (281) 492-5300                       (713) 546-5000
 Code, of Registrant's Principal      (Name, Address, Including Zip
        Executive Offices)                      Code, and
                                     Telephone Number, Including Area
                                                  Code,
                                          of Agent for Service)

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[DIAMOND OFFSHORE LOGO]


                        DIAMOND OFFSHORE DRILLING, INC.

                             ---------------------

                               17,682,055 SHARES
                                  COMMON STOCK

                             ---------------------

     This Prospectus relates to 17,682,055 shares (subject to adjustment as described below) (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of Diamond Offshore Drilling, Inc. (the "Company"), that may be delivered by Loews Corporation ("Loews") upon exchange for its 3 1/8% Exchangeable Subordinated Notes due 2007 (the "Notes") in accordance with the terms of such Notes. See "Plan of Distribution." The number of Shares of Common Stock that may be delivered by Loews upon exchange for the Notes is subject to adjustment in certain circumstances as described in the Notes and in the indenture (as supplemented by the first, second and third supplemental indentures thereto) under which the Notes were issued (the "Notes Indenture"). The Company did not receive any of the proceeds from the sale of the Notes and will not receive any proceeds from delivery thereunder of the Shares of Common Stock covered hereby. See "Use of Proceeds." Loews will bear certain costs of the offering of the Shares of Common Stock covered hereby. See "Ownership of Company Securities by Loews."


     The Common Stock is traded on the New York Stock Exchange under the symbol "DO." On September 25, 1998, the closing sale price of the Common Stock was $26.4375 per share.


                             ---------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------


               The date of this Prospectus is September 29, 1998.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES AND THE COMMON STOCK, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial position, results of operations and other matters. Such reports and other information can be inspected and copied at the Public Reference Room maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices, located at Northwest Atrium Center (Suite 1400), 500 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Such material can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

     The Company has filed with the Commission a registration statement on Form S-3 (hereinafter referred to, together with all amendments and exhibits thereto, as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference herein its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998, all of which have been previously filed with the Commission under File No. 1-13926, and the description of Common Stock of the Company that is contained in the registration statement on Form 8-A dated September 6, 1995 filed under the Exchange Act under File No. 1-13926, and Amendment No. 1 thereto on Form 8-A/A dated October 9, 1995.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of the Shares offered hereby shall be deemed incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE ABOVE DOCUMENTS INCORPORATED OR DEEMED TO BE INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH

DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE DOCUMENTS THAT THIS PROSPECTUS INCORPORATES). WRITTEN OR ORAL REQUESTS SHOULD BE DIRECTED TO: DIAMOND OFFSHORE DRILLING, INC., 15415 KATY FREEWAY, HOUSTON, TEXAS 77094; ATTN: CORPORATE SECRETARY (TELEPHONE 281-492-5300).

                                  THE COMPANY

     The Company, through wholly owned subsidiaries, engages principally in the contract drilling of offshore oil and gas wells. The Company is a leader in deep water drilling with a fleet of 46 mobile offshore drilling rigs. The fleet consists of 30 semisubmersibles, 15 jack-ups and one drillship and operates in the waters of six of the world's seven continents.

     Unless the context otherwise requires, references herein to the "Company" shall mean Diamond Offshore Drilling, Inc. and its subsidiaries.

     The Company is a Delaware corporation with its principal executive offices located at 15415 Katy Freeway, Houston, Texas 77094, where its telephone number is (281) 492-5300.

                    OWNERSHIP OF COMPANY SECURITIES BY LOEWS

     As of the date of this Prospectus, Loews beneficially owns 70,100,000 shares, or approximately 51.6%, of the issued and outstanding Common Stock of the Company and as a result has the ability to control actions that require the consent of stockholders, including the election of directors, amendment of the Company's Amended and Restated Certificate of Incorporation and any mergers or any sale of all or substantially all of the assets of the Company.

     Assuming that Loews were to deliver the maximum number of shares of Common Stock deliverable upon exchange of the Notes at the initial exchange rate applicable thereto (i.e., 17,682,055 shares), Loews would beneficially own 52,417,945 shares of Common Stock, representing approximately 38.6% of the outstanding voting power of the Company, based on the number of shares of Common Stock beneficially owned by Loews as of the date of this Prospectus, and assuming no disposition of Common Stock by Loews other than upon exchange of the Notes and no new issuances by the Company of shares of Common Stock.

     Loews and the Company are parties to a services agreement pursuant to which Loews performs certain administrative and technical services on behalf of the Company. In 1997, the Company reimbursed Loews approximately $0.3 million for services provided under this services agreement.

     Under a Registration Rights Agreement (the "Registration Rights Agreement") between Loews and the Company, the Company, subject to certain limitations, will file, upon the request of Loews, one or more registration statements under the Securities Act, subject to a maximum of three such requests, in order to permit Loews to offer and sell any Common Stock that Loews may hold. Loews will bear the costs of any such registered offering, including any underwriting commissions relating to shares it sells in any such offering, any related transfer taxes and the costs of complying with non-U.S. securities laws, and any fees and expenses of separate counsel and accountants retained by Loews. The Company has the right to require Loews to delay any exercise by Loews of its rights to require registration and other actions for a period of up to 90 days, if, in the judgment of the Company, any offering of the Company then being conducted or about to be conducted would be adversely affected. Subject to certain conditions, the Company has also granted Loews the right to include its Common Stock in any registration statement covering offerings of Common Stock by the Company, and the Company will pay all of the costs of such offerings other than underwriting commissions and transfer taxes attributable to the shares so sold on behalf of Loews. The Company will indemnify Loews, and Loews will indemnify the Company, against certain liabilities in respect of any registration statement or offering covered by the Registration Rights Agreement.

     On September 16, 1997, Loews and the Company entered into an agreement amending the Registration Rights Agreement (the "Registration Rights Agreement Amendment") in contemplation of the offering of the Notes. Pursuant to the Registration Rights Agreement Amendment, Loews exercised one of its three demand registration rights, for the Shares of Common Stock underlying the Notes and, in connection with such demand, the Company agreed to file and to use its best efforts to cause to be effective no later than September 30, 1998, the Registration Statement for a continuous offering of such Shares for delivery upon the exchange of Notes, and to maintain the effectiveness of the Registration Statement through September 15, 2007, or such earlier time as no Notes are outstanding. Pursuant to the Registration Rights Agreement Amendment, the Company had the right to defer the initial filing of the Registration Statement or, at any time and from time to time after the Registration Statement has been filed and declared effective, has the right to require Loews to suspend the use of any resale prospectus or prospectus supplement included therein for a reasonable period of time, not to exceed 90 days in any one instance or an aggregate of 120 days in any 12-month period, if the Company is conducting or about to conduct an underwritten public offering of its securities for its own account, or would be required to disclose information regarding the Company not otherwise then required by law to be publicly disclosed where such disclosure would reasonably be expected to adversely affect any material business transaction or negotiation in which the Company is then engaged. However, no such suspension may be in effect during the 14-day period preceding any Redemption Date (as defined in the Notes Indenture) or the final maturity date. Before giving notice to holders of Notes of any optional redemption of Notes, Loews has agreed in the Registration Rights Agreement Amendment to give prior notice to the Company to enable the Company to determine if it should suspend the use of the current resale prospectus or prospectus supplement covering the shares of Common Stock issuable upon the exchange of the Notes. Loews and the Company have agreed that Loews will not give notice to holders of Notes of the exercise of Loews's optional right to redeem any Notes during the time that any suspension period with respect to any such prospectus or prospectus supplement is in effect.

     The Company understands that Loews has no current intention of disposing of any of the shares of Common Stock owned by it (other than the Shares deliverable in exchange for Notes). However, such shares may be sold (i) in accordance with Rule 144 promulgated under the Securities Act, (ii) in private offerings or
(iii) upon registration under the Securities Act without regard to the volume limitations of Rule 144.

     The Company's Board of Directors includes, and is expected to continue to include, persons who are also directors or officers of, or otherwise represent, Loews. The Company's Board of Directors presently consists of six directors, one of whom (James S. Tisch) is also a director and the President and Chief Operating Officer of Loews, another of whom (Herbert C. Hofmann) is a Senior Vice President of Loews and another of whom (Arthur L. Rebell), although previously unaffiliated with Loews, was elected a Senior Vice President of Loews on June 22, 1998. Loews (other than through the Company) and the Company are generally engaged in businesses sufficiently different from each other as to make conflicts as to possible corporate opportunities unlikely. It is possible, however, that Loews may in some circumstances be in direct or indirect competition with the Company, including competition with respect to certain business strategies and transactions that the Company may propose to undertake. In addition, potential conflicts of interest exist or could arise in the future for such directors with respect to a number of areas relating to the past and ongoing relationships of Loews and the Company, including tax and insurance matters, financial commitments and sales of Common Stock pursuant to registration rights or otherwise. Although the affected directors may abstain from voting on matters in which the interests of the Company and Loews are in conflict so as to avoid potential violations of their respective fiduciary duties to stockholders of the respective corporations, the presence of potential or actual conflicts could affect the process or outcome of Board deliberations, and no policies, procedures or practices have been adopted by the Company to reduce or avoid such conflicts. There can be no assurance that such conflicts of interest will not materially adversely affect the Company.

                                USE OF PROCEEDS

     The Company did not receive any of the proceeds from the sale of the Notes and will not receive any proceeds from delivery thereunder of the Shares of Common Stock covered hereby.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in the Underwriting Agreement, dated September 16, 1997 (the "Underwriting Agreement"), among Loews, the Company and Goldman, Sachs & Co. ("Goldman Sachs"), Loews agreed to sell to Goldman Sachs, and Goldman Sachs agreed to purchase, the entire principal amount of the Notes. On September 19, 1997, Loews completed the offering and sale of $1,150,000,000 principal amount of the Notes pursuant to the Underwriting Agreement.

     Under the terms and conditions of the Underwriting Agreement, Goldman Sachs was committed to take and pay for all of the Notes, if any were taken.

     In the Prospectus Supplement, dated September 16, 1997, of Loews relating to the offering of the Notes (the "Notes Prospectus Supplement"), Goldman Sachs proposed to offer the Notes in part directly to the public at the public offering price set forth on the cover page of the Notes Prospectus Supplement and in part to certain securities dealers at such price less a concession of 1.000% of the principal amount of the Notes. The Notes Prospectus Supplement stated that Goldman Sachs could allow, and such dealers could reallow, a concession not to exceed 0.010% of the principal amount of the Notes to certain brokers and dealers, and that after the Notes were released for sale to the public, the offering price and other selling terms could from time to time be varied by Goldman Sachs.

     Loews and the Company agreed to indemnify Goldman Sachs against certain liabilities, including liabilities under the Securities Act. In addition, Goldman Sachs agreed to make a payment to Loews in lieu of reimbursement of expenses incurred in connection with the Notes offering.

     The Notes Prospectus Supplement stated that during and after the offering, Goldman Sachs could purchase and sell the Notes or the Common Stock in the open market, and that these transactions could include over-allotment and stabilizing transactions and purchases to cover short positions created by Goldman Sachs in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Notes or the Common Stock; and short positions created by Goldman Sachs involve the sale by Goldman Sachs of a greater number of securities than they were required to purchase from Loews in the offering. The Notes Prospectus Supplement stated that Goldman Sachs also could impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Notes sold in the offering could be reclaimed by Goldman Sachs if such securities were repurchased by Goldman Sachs in stabilizing or covering transactions, and that these activities could stabilize, maintain or otherwise affect the market price of the Notes or the Common Stock which could be higher than the price that might otherwise prevail in the open market. The Notes Prospectus Supplement stated that these transactions could be effected on the New York Stock Exchange, in the over-the-counter market or otherwise, and that these activities, if commenced, could be discontinued at any time.

     Subject to Loews's rights to suspend exchanges and to elect cash settlement as provided by the Notes Indenture and described in the Notes Prospectus Supplement, the registered holder of any Note will have the right, beginning on and after October 1, 1998 and prior to the close of business on September 15, 2007, at such holder's option, to exchange any portion of the principal amount of a Note that is an integral multiple of $1,000 into Shares of Common Stock of the Company, unless previously redeemed, at an exchange rate of 15.3757 Shares per $1,000 principal amount of Notes subject to adjustment as provided by the Notes and the Notes Indenture and described in the Notes Prospectus Supplement.

     In the ordinary course of business, Goldman Sachs or its affiliates have engaged, and may in the future engage, in investment banking transactions with Loews and the Company.

                                 LEGAL MATTERS

     The validity of the Shares will be passed upon for the Company by Weil, Gotshal & Manges LLP, 700 Louisiana, Suite 1600, Houston, Texas 77002.

                                    EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

================================================================================

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OR EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                             ---------------------

                               TABLE OF CONTENTS

Available Information....................    2
Incorporation of Certain Documents by
  Reference..............................    2
The Company..............................    3
Ownership of Company Securities by
  Loews..................................    3
Use of Proceeds..........................    4
Plan of Distribution.....................    5
Legal Matters............................    6
Experts..................................    6

================================================================================

================================================================================

                            [DIAMOND OFFSHORE LOGO]

                                DIAMOND OFFSHORE
                                 DRILLING, INC.

                               17,682,055 SHARES
                                  COMMON STOCK

                               -----------------
                                   PROSPECTUS
                               -----------------

                               SEPTEMBER 29, 1998


================================================================================

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

Securities and Exchange Commission Registration Fee.........  $264,191
Printing Expenses...........................................    20,000
Legal Fees and Expenses.....................................    25,000
Accountants' Fees and Expenses..............................    12,000
Blue Sky Fees and Expenses..................................        --
                                                              --------
          Total.............................................  $321,191
                                                              ========

---------------

* All amounts are estimated except for the registration fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation contains a provision which, in substance, eliminates directors' personal liability as set forth above.

     Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company's Amended and Restated Certificate of Incorporation contains a provision which, in substance, provides for indemnification as set forth above.

ITEM 16. EXHIBITS

       EXHIBIT NO.                                                DESCRIPTION
       -----------                                                -----------
            1.1        --      Underwriting Agreement dated September 16, 1997 among Loews, the Company and
                               Goldman Sachs (incorporated by reference to Exhibit 1.1 to the Company's Current
                               Report on Form 8-K dated September 19, 1997).
            4.1        --      Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the
                               quarterly period ended June 30, 1998).
            4.2        --      Amended By-laws of the Company, as amended (incorporated by reference to Exhibits
                               3.2, 3.2.1, 3.2.2 and 3.2.3 to the Company's Quarterly Report on Form 10-Q for
                               the quarterly period ended March 31, 1998).
            4.3        --      Registration Rights Agreement (the "Registration Rights Agreement") dated October
                               16, 1995 between Loews and the Company (incorporated by reference to Exhibit 10.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December
                               31, 1995).

       EXHIBIT NO.                                                DESCRIPTION
       -----------                                                -----------
            4.4        --      Amendment to the Registration Rights Agreement dated September 16, 1997 between
                               Loews and the Company (incorporated by reference to Exhibit 10.2 to the Company's
                               Annual Report on Form 10-K for the fiscal year ended December 31, 1997).
           *5.1        --      Opinion of Weil, Gotshal & Manges LLP, counsel for the Company.
          +23.1        --      Consent of Deloitte & Touche LLP.
          *23.2        --      Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
          *24.1        --      Powers of Attorney.


---------------


* Previously filed.



+ Filed herewith.


ITEM 17. UNDERTAKINGS

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in clauses (i)and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 29, 1998.


                                            DIAMOND OFFSHORE DRILLING, INC.


                                            By:     /s/ GARY T. KRENEK

                                              ----------------------------------

                                                        Gary T. Krenek


                                              Vice President and Chief Financial
                                                            Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

                          *                            Chairman of the Board and
-----------------------------------------------------    Chief Executive Officer
                   James S. Tisch                                                    September 29, 1998

                          *                            President, Chief Operating
-----------------------------------------------------    Officer and Director
                Lawrence R. Dickerson                    (principal executive
                                                         officer)                    September 29, 1998

                 /s/ GARY T. KRENEK                    Vice President and Chief
-----------------------------------------------------    Financial Officer
                   Gary T. Krenek                        (principal financial
                                                         officer)                    September 29, 1998

                          *                            Controller (principal
-----------------------------------------------------    accounting officer)
                 Leslie C. Knowlton                                                  September 29, 1998

                          *                            Director
-----------------------------------------------------
                 Herbert C. Hofmann                                                  September 29, 1998

                          *                            Director
-----------------------------------------------------
                  Arthur L. Rebell                                                   September 29, 1998

                          *                            Director
-----------------------------------------------------
                Michael H. Steinhardt                                                September 29, 1998

                          *                            Director
-----------------------------------------------------
                  Raymond S. Troubh                                                  September 29, 1998

               *By: /s/ GARY T. KRENEK
  -------------------------------------------------
                   Gary T. Krenek
                  Attorney-in-Fact

                                 EXHIBIT INDEX


       EXHIBIT NO.                                                DESCRIPTION
       -----------                                                -----------
            1.1        --      Underwriting Agreement dated September 16, 1997 among Loews, the Company and
                               Goldman Sachs (incorporated by reference to Exhibit 1.1 to the Company's Current
                               Report on Form 8-K dated September 19, 1997).
            4.1        --      Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the
                               quarterly period ended June 30, 1998).
            4.2        --      Amended By-laws of the Company, as amended (incorporated by reference to Exhibits
                               3.2, 3.2.1, 3.2.2 and 3.2.3 to the Company's Quarterly Report on Form 10-Q for
                               the quarterly period ended March 31, 1998).
            4.3        --      Registration Rights Agreement (the "Registration Rights Agreement") dated October
                               16, 1995 between Loews and the Company (incorporated by reference to Exhibit 10.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December
                               31, 1995).
            4.4        --      Amendment to the Registration Rights Agreement dated September 16, 1997 between
                               Loews and the Company (incorporated by reference to Exhibit 10.2 to the Company's
                               Annual Report on Form 10-K for the fiscal year ended December 31, 1997).
           *5.1        --      Opinion of Weil, Gotshal & Manges LLP, counsel for the Company.
          +23.1        --      Consent of Deloitte & Touche LLP.
          *23.2        --      Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
          *24.1        --      Powers of Attorney.


---------------


* Previously filed.



+ Filed herewith.